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                                                                    EXHIBIT 3.03


                              CERTIFICATE OF TRUST

                                       OF

                             THE CAMPBELL FUND TRUST




         1. The name of the business trust is The Campbell Fund Trust (the "Trust ").

         2. The name of the Trust's trustee located in the State of Delaware is Delaware Trust Capital Management, Inc., a Delaware banking corporation, with its principal place of business at 900 Market Street, Wilmington, Delaware 19801

         3. This Certificate of Trust shall be effective on January 2, 1996.

         This Certificate of Trust has been executed by the trustee of the Trust on December 29, 1995.

                                        TRUSTEE:
                                        DELAWARE TRUST CAPITAL MANAGEMENT, INC.

                                        By:    /s/ Richard N. Smith
                                           -------------------------------------
                                        Name:      Richard N. Smith
                                        Title:     Vice President